UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 16, 2005
Date of Earliest Event Reported: March 11, 2005

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
Item 5.02(b)(c)(d) — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 — Exhibits
SIGNATURE
Index of Exhibits
Executive Employment Agreement
Press Release

Item 1.01 — Entry into a Material Definitive Agreement

On March 11, 2005, Office Depot, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with Steve Odland to become the Company’s Chairman and Chief Executive Officer. On the same date, the Company expanded the size of its Board of Directors from eleven to twelve members and elected Mr. Odland as a director and as Chairman of the Board of Directors of the Company.

Certain key terms of the Agreement are described in detail herein. The description contained herein is qualified in its entirety by the actual language of the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”). In the event of any conflict between the language of the description contained in this Report and the Agreement itself, the terms of the Agreement shall govern in all respects.

Term. The Agreement provides that the Company will employ Mr. Odland for an initial period of three years from March 11, 2005, the “Effective Date” of the Agreement (the “Employment Term”). Following the initial three-year Employment Term, the Employment Term shall be automatically extended for successive additional one-year periods, unless and until either party provides the other party 90 days prior written notice that the Employment Term shall not be so extended.

Base Salary. Mr. Odland will receive a base salary of $1 million per year, subject to annual review by the Compensation Committee of the Board and increase (but not decrease) by the Compensation Committee of the Board.

Bonuses. Mr. Odland shall participate in the Company’s annual bonus plan (the “Plan”) for its senior executives. Under that Plan, Mr. Odland is eligible to receive a specified percentage of base salary, provided annual performance targets set by the Compensation Committee of the Board are achieved. The percentages of base salary that he may receive are: 70% for minimum performance; 150% for target performance and not less than 200% for maximum performance. For the Company’s fiscal year 2005, Mr. Odland is guaranteed to receive a bonus of not less than target ($1.5 million).

In addition, the Company has agreed to pay to Mr. Odland the sum of $343,333, as a sign-on bonus. This sum is required to be repaid to the Company should Mr. Odland’s employment be terminated by the Company for “Cause” or should he resign from the Company without “Good Reason”, each as defined in the Agreement, before October 15, 2005.

Equity Compensation. Beginning in calendar year 2006, Mr. Odland shall be eligible to participate in all Company long-term equity incentive plans and programs that cover senior executives of the Company. Mr. Odland will be entitled to receive the following initial equity grants:

a)	Restricted Stock – Upon the Effective Date, Mr. Odland was granted by the Compensation Committee of the Board 300,000 shares of time-based restricted common stock of the Company (the “Time Restricted Stock”). The restrictions on the Time Restricted Stock shall lapse with respect to one-third of the shares of the Time Restricted Stock on each of the first, second and third anniversaries of the Effective Date, provided that Mr. Odland is still employed by the Company on each such date, subject to certain provisions relating to the termination of his employment, as set forth below.

b)	Restricted Stock – Upon the Effective Date, Mr. Odland was granted by the Compensation Committee of the Board 300,000 shares of performance-based restricted common stock of the Company (the “Performance Restricted Stock”). All restrictions on the Performance Restricted Stock shall lapse with respect to 100% of the Performance Restricted Stock if, within the seven-year period commencing on the Effective Date (the “Vesting Period”), the fair market value of a share of common stock of the Company shall equal or exceed the lower of (i) 133% of the fair market value on the Effective Date or (ii) $24 per share, for a period of at least ten consecutive trading days on the New York Stock Exchange, provided that Mr. Odland is still employed by the Company on such date, subject to certain provisions relating to the termination of his employment, as set forth below.

c)	Stock Options — Upon the Effective Date, Mr. Odland was granted by the Compensation Committee of the Board an option to purchase 2,000,000 shares of common stock of the Company (the “Option”) pursuant to and subject to the terms of the Company’s Long-Term Equity Incentive Plan. 50% of the shares constituting the Option have an exercise price equal to the fair market value on the Effective Date and 50% have an exercise price equal to 120% of the fair market value on the Effective Date. In general, the Option has a term of ten years from the date of grant. The Option will vest and become exercisable with respect to one-third of all Mr. Odland shares subject to the Option on each of the first, second and third anniversaries of the Effective Date, provided that Mr. Odland is still employed by the Company on each such date, subject to certain provisions relating to the termination of his employment, as set forth below.

The Time Restricted Stock, Performance Restricted Stock and the Option, as well as all other options, restricted stock and other long-term equity or other long-term incentive awards then held by Mr. Odland, will fully vest as of the effective date of a Change of Control (as defined in the Agreement).

Employee Benefits. Mr. Odland shall be entitled to participate in the Company’s pension and welfare benefit plans, programs and arrangements generally made available to other senior executives of the Company as in effect from time to time (collectively, “Employee Benefits”).

Mr. Odland will receive certain other specific benefits under his Agreement, including:

•	a $25,000 annual automobile allowance;

•	personal use of the Company’s private aircraft for up to a maximum of 100 hours annually, with imputed income for such use based upon applicable Treasury Regulations in effect from time to time; and

•	reimbursement for all reasonable expenses incurred by Mr. Odland in relocating to Palm Beach County, Florida, including loss protection on the sale of Mr. Odland’s current residence in Memphis, Tennessee.

Termination of Employment. Mr. Odland shall have the right to resign at any time. He also shall have the right to resign under certain defined circumstances for “Good Reason.” The Company shall have the right to terminate Mr. Odland’s employment at any time either “without Cause” or for “Cause”.

Definitions Pertaining to Termination of Employment. The terms “Cause” and “Good Reason” are defined in the Agreement. The definition of Good Reason includes, after a Change of Control, a termination by Mr. Odland for any reason during the 30-day period immediately preceding the first anniversary of the effective date of the Change of Control.

Consequences of Terminations by Various Parties Under Certain Circumstances.

(a) Termination by the Company Without Cause or Resignation by Mr. Odland for Good Reason, Prior to a Change of Control. In the event the Company exercises its right to terminate Mr. Odland’s employment without “Cause”, or Mr. Odland exercises his right to terminate his employment for “Good Reason”, in either case prior to a Change of Control, Mr. Odland is entitled to receive the following:

•	(1) his base salary through the date of termination; (2) any annual bonus earned but unpaid as of the date of termination for any previously completed fiscal year; (3) reimbursement for any unreimbursed business expenses incurred prior to the date of Mr. Odland’s termination; (4) payment for accrued vacation unused as of the date of termination; and (5) such Employee Benefits, if any, as to which Mr. Odland may be entitled under the employee benefit plans of the Company (the amounts described in clauses (1) through (5), the “Accrued Rights”);

•	a pro rata portion of the annual bonus, if any, that Mr. Odland would have been entitled to receive in respect of the fiscal year in which his employment terminated, based upon the percentage of the fiscal year that shall have elapsed through the date of Mr. Odland’s termination of employment, payable when such annual bonus would have otherwise been payable had Mr. Odland’s employment not terminated;

•	a lump-sum cash payment equal to 2 times the sum of (x) his base salary and (y) his target bonus, generally payable within 30 days following the date of Mr. Odland’s termination of employment;

•	continuation of medical reimbursement coverage for Mr. Odland and/or Mr. Odland’s eligible dependents for a period of 2 years following Mr. Odland’s termination of employment, at the same rates applicable to active employees during such 2-year period; provided, however, that if Mr. Odland becomes employed by a new employer, continuing health insurance coverage from the Company will cease if he is eligible for comparable medical reimbursement plan coverage, and Mr. Odland’s entitlement to COBRA continuation coverage shall commence as of the date of Mr. Odland’s termination of employment (collectively, these are referred to as the “Health Benefits”);

•	immediate, full vesting of all outstanding restricted stock vesting on a time-basis, but not on a performance-basis, stock options and all other long-term equity or other long-term incentive awards vesting on a time-basis then held by Mr. Odland;

•	the Performance Restricted Stock awarded to Mr. Odland shall remain outstanding, and the restrictions thereon shall lapse if the performance goals described above are achieved during the Vesting Period; and

•	all outstanding stock options then held by Mr. Odland shall remain exercisable until the earlier of (x) 24 months following the effective date of such termination and (y) the expiration of the option term.

(b) Termination by the Company for Cause or Mr. Odland’s Resignation Without Good Reason. In the event the Company terminates Mr. Odland’s employment for “Cause”, or he resigns his employment without “Good Reason”, then he will be entitled to receive the following:

•	the Accrued Rights; and

•	any vested but unexercised portion of the Option shall remain exercisable until the earlier of (x) 90 days following the effective date of such termination and (y) the expiration of the Option term.

(c) Termination upon Death or Disability. In the event of a termination of Mr. Odland’s employment due to his death or disability during the Employment Term of the Agreement, he or his estate would be entitled to the following benefits:

•	the Accrued Rights;

•	Mr. Odland’s target bonus multiplied by a fraction, the numerator of which shall equal the number of days he was employed by the Company in the year in which such termination of employment occurs and the denominator of which is 365;

•	the Health Benefits;

•	immediate, full vesting of all outstanding restricted stock vesting on a time-basis, but not on a performance-basis, stock options and all other long-term equity or other long-term incentive awards vesting on a time-basis then held by Mr. Odland;

•	the Performance Restricted Stock shall remain outstanding and the restrictions thereon shall lapse if the performance goals that restrict such stock are achieved during the Vesting Period; and

•	all outstanding stock options shall remain exercisable until the earlier of 24 months following the effective date of such termination and the expiration of the option term.

(d) Termination By the Company Without Cause or Resignation by Mr. Odland for Good Reason, Upon or After a Change of Control. If, upon or within the three-year period immediately following a Change of Control, the Company terminates Mr. Odland’s employment without Cause or he resigns for Good Reason, then he is entitled to the following enhanced benefits:

•	the Accrued Rights and the Health Benefits (such Health Benefits to continue for three years, instead of two years);

•	a pro-rata portion of the greater of (1) his target bonus and (2) the highest annual bonus earned by Mr. Odland in respect of any of the last three completed fiscal years prior to the Change of Control (the “Highest Annual Bonus”);

•	a lump sum cash payment equal to 2.99 times the sum of (x) his base salary and (y) the greater of (1) his target bonus and (2) the Highest Annual Bonus, generally payable within 30 days following the date of Mr. Odland’s termination of employment; and

•	all outstanding stock options then held by Mr. Odland will remain exercisable until the earlier of (x) 24 months following the effective date of such termination and (y) the expiration of the option term.

Non-Competition; Non-Solicitation; Confidentiality Agreements. The Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Gross-up Provision. In the event any payments under the Agreement are subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company agrees to gross up Mr. Odland for such taxes, so that the payments he receives are the same as they would have been if such tax had not been imposed.

Item 5.02(b)(c)(d) — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective with the election and appointment of Steve Odland as a member of the Board of the Company, and as Chairman of the Board on March 11, 2005, Neil R. Austrian has resigned his positions as interim Chairman of the Board and Chief Executive Officer of the Company, also effective as of March 11, 2005. Mr. Austrian will continue to serve as a member of the Company’s Board of Directors and as Chairman of the Finance Committee of the Board.

Effective March 11, 2005, Steve Odland has been elected and appointed as a member of the Board and as Chairman and Chief Executive Officer of the Company, pursuant to the terms of the Agreement described in Item 1.01 and attached as an exhibit to this Report. On the same date, the Company expanded the size of its Board from eleven to twelve members.

Prior to his election and appointment as Chairman of the Board and Chief Executive Officer of the Company on March 11, 2005, Mr. Odland, 46, was Chairman, President and Chief Executive Officer, and a Director of AutoZone, Inc., a specialty retailer of automotive parts and accessories that operates over 3,400 retail stores throughout the United States and in Mexico, from January 2001, until his resignation in March 2005. From 1998 to 2000, he was an executive with Ahold USA, the regional office in the United States of an international food provider based in the Netherlands. Previously, Mr. Odland was President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996 in various executive positions. Mr. Odland is also a director of General Mills, Inc.

Pursuant to the Company’s governance policies, Mr. Odland will not serve as a member of any committees of the Board. A copy of the press release issued by the Company announcing the election and appointment of Mr. Odland is attached as Exhibit 99.2 to this Report.

Item 9.01 — Exhibits

Exhibit 99.1	Executive Employment Agreement dated March 11, 2005, between Office Depot, Inc. and Steve Odland

Exhibit 99.2	Press Release Issued by Office Depot, Inc. on March 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: March 16, 2005	By: /S/ DAVID C. FANNIN

David C. Fannin
Executive Vice President and
General Counsel

Index of Exhibits

Exhibit No.	Description
Exhibit 99.1	Executive Employment Agreement dated March 11, 2005, between Office Depot, Inc. and Steve Odland

Exhibit 99.2	Press Release Issued by Office Depot, Inc. on March 14, 2005